As filed with the Securities and Exchange Commission on June 16, 2008
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUMINEX CORPORATION
(Exact Name of Registrant as Specified In its Charter)

Delaware	72-2747608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12212 Technology Boulevard
Austin, Texas 78727
(512) 219-8020
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David S. Reiter
Vice President, General Counsel and Corporate Secretary
Luminex Corporation
12212 Technology Boulevard
Austin, Texas 78727
(512) 219-8020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard H. Lamar III
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238-3001
(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Unit(2)	Price(2)	Registration Fee(3)
Debt Securities
Common Stock, $.001 par value per share(4)
Preferred Stock, $.001 par value per share
Warrants
Total

(1)	An indeterminate amount of debt securities, common stock, preferred stock and warrants are being registered hereunder at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may become issuable pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment. This Registration Statement includes such indeterminate principal amount, liquidation amount or number of senior or subordinated debt securities or preferred stock and common stock as may be issued upon conversion or exchange of any senior or subordinated debt securities or preferred stock that provide for conversion or exchange into other securities. Separate consideration may or may not be received by the Registrant for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(4)	Each share of common stock being registered hereby includes associated rights to acquire Series A Junior Participating Preferred Stock of Luminex Corporation pursuant to the shareholders rights plan described in the prospectus contained in this Registration Statement. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. The value attributable to the associated rights, if any, is reflected in the value attributable to the common stock.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

From time to time, we may offer to sell debt securities, common stock, preferred stock or warrants under this prospectus. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus that contain specific information about the offering and the terms of the securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers. These securities may also be resold by securities holders. An accompanying prospectus supplement will set forth the names of any underwriters or agents involved in the sale of securities in respect of which this prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

Our common stock is traded on the NASDAQ Global Market under the symbol “LMNX.”

Our principal executive offices are located at 12212 Technology Boulevard, Austin, Texas 78727. Our telephone number is (512) 219-8020.

This prospectus may not be used to offer or consummate sales of these securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should consider carefully the risks under the caption “Risk Factors” on page 4 of this prospectus and included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as supplemented or revised by our subsequent Quarterly Reports on Form 10-Q and under the caption “Risk Factors” in any applicable prospectus supplement, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2008.

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN A PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE WILL NOT MAKE AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, IS ACCURATE ONLY AS OF ITS DATE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities registered in one or more offerings from time to time. Each time we sell securities, we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the company” and “Luminex” refer to Luminex Corporation, a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, including any accompanying prospectus supplement and the documents incorporated by reference herein and therein, contains statements that are forward-looking statements as defined within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements give our current expectations or forecasts of future events. All statements other than statements of current or historical fact contained in this prospectus or any accompanying prospectus supplement, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “projects,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are based on our current plans and actual future activities, and our results of operations may be materially different from those set forth in the forward-looking statements as a result of known or unknown risks and uncertainties, including, among other things:

•	risks and uncertainties relating to market demand and acceptance of our products and technology,

•	dependence on strategic partners for development, commercialization and distribution of products,

•	concentration of our revenue in a limited number of strategic partners,

•	fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables,

•	our ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels,

•	potential shortages of components,

•	competition,

•	our ability to successfully launch new products,

•	the timing of regulatory approvals,

•	the implementation, including any modification, of our strategic operating plans,

•	the uncertainty regarding the outcome or expense of any litigation brought against us,

•	risks relating to our foreign operations, and

•	risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Luminex Molecular Diagnostics, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions.

Many of these risks, uncertainties and other factors are beyond our control and are difficult to predict. New factors may also emerge from time to time that could adversely affect our business. It is not possible for us to predict all of the factors that may from time to time affect our business or to assess the potential impact of each such factor. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement (and the information incorporated by reference herein and therein), and particularly our forward-looking statements, by the cautionary statements described above and in the section of this prospectus entitled “Risk Factors.”

LUMINEX CORPORATION

We develop, manufacture and sell proprietary biological testing technologies and products with applications throughout the life sciences industry. The life sciences industry depends on a broad range of tests, called bioassays, to perform diagnostic tests, discover and develop new drugs and identify genes. Our xMAP® technology, an open architecture, proprietary multiplexing technology, allows simultaneous analysis of multiple bioassays from a small sample volume, typically a single drop of fluid, by reading biological tests on the surface of microscopic polystyrene beads called microspheres. xMAP technology combines this miniaturized liquid array bioassay capability with small lasers, digital signal processors and proprietary software to create a system offering advantages in speed, precision, flexibility and cost. Our xMAP technology is currently being used within various segments of the life sciences industry which includes the fields of drug discovery and development, clinical diagnostics, genetic analysis, bio-defense, protein analysis and biomedical research.

We have established a position in the life sciences industry by developing and delivering products that meet customer and partner needs in specific market segments. These needs are addressed by our proprietary technology, xMAP Technology, which allows the end-user in a laboratory to perform biological testing in a multiplexed format. Multiplexing allows many different laboratory results to be generated from a single sample at one time. This is important because our end-user customers and partners, which include laboratory professionals performing research, clinical laboratories performing tests on patients as ordered by a physician and other laboratories, have a fundamental need to perform high quality testing as efficiently as possible. Until the availability of multiplexing technology such as xMAP, the laboratory professional had to perform one test on one sample in a sequential manner, and if additional testing was required on that sample, a second procedure would be performed to generate the second result, and so on until all the necessary tests were performed. By using xMAP technology, these end-users have the opportunity to become more efficient by generating multiple simultaneous results per sample. We are currently developing next generation systems with significantly higher multiplexing capabilities that will provide us with the ability to address unmet customer and partner needs in existing and new market segments.

We have adopted a business model built around strategic partnerships. We have licensed our xMAP technology to other companies, who then develop products that incorporate the xMAP technology into products that they sell to the end-user. We develop and manufacture the proprietary xMAP laboratory instrumentation and the proprietary xMAP microspheres and sell these products to our partners. Our partners sell xMAP instrumentation, xMAP-based reagent consumable products or xMAP-based testing services, which run on the xMAP instrumentation, to the end-user customer, typically a testing laboratory. When our partners sell an xMAP-based consumable product or xMAP based testing service to their customer, we earn a royalty on the sale from the partner.

A fundamental component of our strategy over the past two years has been to augment the partnership model with a distribution model, designed to take advantage of our increasing installed base of xMAP-based instrumentation. We established the Luminex Bioscience Group, which we refer to as LBG, in 2005, with the charter of developing products that would be complementary to our partners’ products, that we would take responsibility for manufacturing on their behalf and that our partners would then sell to the end-user, thereby leveraging both our existing distribution channels and our existing installed base of instrumentation. LBG introduced their first two products in late 2006 and launched several assay products in 2007.

On March 1, 2007, we completed our acquisition of Tm Bioscience, now a wholly-owned subsidiary of the Company and known as Luminex Molecular Diagnostics, or LMD, of Toronto, Canada. LMD is a molecular diagnostics company and focuses its resources on building a commercialization engine for the design, development, manufacture, marketing and selling of genetic tests, also referred to as “DNA-based tests,” “nucleic acid tests” or “molecular diagnostics.” LMD focuses on leveraging this engine in order to become a market leader in at least one of the three segments of the genetic testing market for which it was developing products: human genetics, personalized medicine and infectious disease. We completed the integration of LMD during 2007, and we believe the combined company is in a position to take advantage of the complementary strengths of both companies in molecular diagnostics.

Luminex was incorporated under the laws of the State of Texas in May 1995 and began commercial production of our Luminex 100 System in 1999. We were reincorporated in the State of Delaware in July 2000. Our shares of common stock are traded on the NASDAQ Global Market under the symbol “LMNX.” Our principal executive offices are located at 12212 Technology Blvd., Austin, Texas 78727, and our telephone number is (512) 219-8020. Our web site address is www.luminexcorp.com. Please note that our web site address is provided as an inactive textual reference only. The information provided on our web site is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

RISK FACTORS

Investing in our securities involves risks. You are advised to read carefully the information under the caption “Item 1A. Risk Factors” in our most recent annual report filed on Form 10-K and under “Item 1A. Risk Factors” in our quarterly reports on Form 10-Q, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading “Incorporation of Information by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and our securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated.

	Fiscal Quarter
	Ended	Fiscal Year Ended December 31,
	March 31, 2008	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges(1)	—	—	45,340	—	—	—
Ratio of earnings to combined fixed charges and preferred security dividends(1)(2)	—	—	45,340	—	—	—

(1)	For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preferred security dividends to earnings, earnings consist of consolidated pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense, net amortization of debt premium, and the interest portion of rental expense. Earnings were insufficient to cover fixed charges by $4.9 million in 2003, $3.6 million in 2004, $2.6 million in 2005, $1.8 million in 2007, and $996,000 in the three months ended March 31, 2008. For the years ended December 31, 2003, 2004, 2005 and 2007, and the three months ended March 31, 2008 set forth in the table above, we had no earnings and are therefore unable to calculate the ratio of combined fixed charges and preference dividends to earnings.

(2)	During each of these periods, the company had no preferred securities outstanding.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we currently intend to use the proceeds we receive from the offered securities for general corporate purposes, which include potential acquisitions of, or investments in, companies and technologies that complement our business, research and development, capital expenditures, additions to working capital and any other purpose specified in any prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus or any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of these securities, will depend on our funding requirements, whether related to acquisitions or general corporate purposes. If at the time of an issuance of securities we elect to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities. We will not receive the net proceeds of sales by selling securities holders, if any.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and The Bank of New York Trust Company, N.A., as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized herein certain terms and provisions of the indenture. The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness” from time to time outstanding. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money, whether or not represented by bonds, debentures, notes or similar instruments and amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness. “Senior indebtedness” does not include any indebtedness or other obligations specifically designated as not being senior indebtedness.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our Subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the debt securities and the due and punctual performance and observance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	no Event of Default described under the caption “Events of Default and Remedies” or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our Subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations and covenants under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) we default in the payment of any scheduled principal of or interest on any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities), aggregating more than $10 million in principal amount, when due and payable after giving effect to any applicable grace period;

(6) we default in the performance of any other term or provision of any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities) in excess of $10 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of any series, a written notice specifying such default or defaults;

(7) one or more judgments, decrees, or orders is entered against us or any of our Significant Subsidiaries by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million, and the continuance of such judgment, decree, or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount of the judgment, decree or order is due without a stay of execution;

(8) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(9) any other Events of Default set forth in a prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5), (6) or (7)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5), (6) or (7) occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of not less than 51% of the principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Certain Definitions

“Indebtedness” means:

•	any liability of any person for borrowed money, or evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations but excluding Trade Payables), or for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;

•	any of the foregoing liabilities of another that a person has guaranteed, that is recourse to such person, or that is otherwise its legal liability;

•	mandatorily redeemable preferred or preference stock of one of our Subsidiaries held by anyone other than us or one of our Subsidiaries; and

•	any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in the foregoing clauses.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly capital stock or equivalent interests having more than 50% of the total voting power of the capital stock or equivalent interests.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, finished products, inventory or services.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our Subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange

Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

We may from time to time offer shares of our common stock or preferred stock pursuant to this prospectus. This section describes the general terms of our capital stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our capital stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. Our capital stock and the rights of the holders of our capital stock are subject to the applicable provisions of the General Corporation Law of Delaware, our restated certificate of incorporation and our amended and restated bylaws, each as amended, the rights of the holders of our preferred stock, if any, with respect to common stock, as well as the terms of our senior indebtedness and subordinated indebtedness, if any.

The following description of our capital stock and any description of our capital stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our certificate of incorporation and bylaws, each as amended from time to time.

General

Our restated certificate of incorporation provides that we may issue up to 200,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of June 13, 2008, there were 37,176,337 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each share of common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held.

Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to receive such dividends, payable in cash, stock or otherwise, as may be declared by our board out of any funds legally available for the payment of dividends.

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no preferences or any preemptive conversion or exchange rights. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions stated in our restated certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock. Our board of directors has the authority to issue shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. There are no restrictions on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments.

Supermajority Vote

Our restated certificate of incorporation provides that the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock outstanding and entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, certain provisions of our restated certificate of incorporation, including certain provisions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company.

Anti-Takeover Effects of Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation and amended and restated bylaws contain provisions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company. Examples of such anti-takeover effects include the following:

•	our board of directors is divided into three classes of directors with each class serving a staggered three-year term;

•	our board of directors is authorized to expand the size of the board with the consent of 75% of the directors in office and then fill the vacancies created by such expansion;

•	notice of stockholder nominations for directors and proposals for other business must be made within a certain period prior to an annual meeting; and

•	stockholder action by written consent is prohibited and therefore the power of stockholders to call special meetings is significantly limited.

These provisions may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, as it generally makes it more difficult for stockholders to replace a majority of the directors. There is no cumulative voting in the election of directors.

Rights Agreement

On June 20, 2001, our board of directors entered into a rights agreement with Mellon Investor Services LLC. The rights agreement could have the effect of delaying, deferring or preventing a transaction or a change in control of our company. The rights agreement provides that if a person acquires, or commences a tender offer to acquire, 20% or more of our common stock without the approval of our board of directors, all other stockholders would have the right to purchase securities from us at a price that is less than its fair market value, which would substantially dilute and reduce the value of our common stock owned by the acquiring person. As a result, our board of directors has significant discretion to approve or disapprove a person’s efforts to acquire 20% or more of our common stock.

Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the General Corporation Law of Delaware, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Mellon Investor Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock, debt securities or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of U.S. federal income tax considerations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock or debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of common stock or preferred stock at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to only those conditions set forth in the prospectus supplement. Each Contract will be for an amount not less than, and the principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by Contracts. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to Contracts accepted by us.

The securities may also be resold by security holders in the manner provided in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for Luminex by Bass, Berry & Sims PLC, Nashville, Tennessee. Any underwriters or agents will be represented by their own legal counsel, who will be passing upon certain legal matters for the underwriters and will be identified in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Luminex and the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audited consolidated financial statements of Tm Bioscience Corporation for the years ended December 31, 2006 and 2005, included as Exhibit 99.2 of our Form 8-K filed on March 1, 2007, as amended on May 9, 2007 and incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report and related Comments by Auditors for U.S. Readers on Canada — U.S. Reporting Difference thereon incorporated by reference elsewhere herein and are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed”):

1. Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 14, 2008.

2. All information in our proxy statement filed with the SEC on April 21, 2008 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007.

3. Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 9, 2008.

4. Exhibit 99.2 to our Form 8-K filed on March 1, 2007 and as amended on May 9, 2007.

5. Current Reports on Form 8-K filed on March 5, 2008, March 28, 2008 and May 29, 2008.

6. The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on March 27, 2000, and the description of the Stock Rights contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on June 21, 2001, and including all other amendments and reports filed for the purpose of updating such descriptions.

7. All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

Notwithstanding the foregoing, we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of our filings incorporated by reference at no cost, by writing or telephoning us at the following address:

Luminex Corporation
12212 Technology Boulevard
Austin, Texas 78727
Attn: Corporate Secretary
Telephone: (512) 219-8020

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and refer you to the omitted information. You should rely only on the information contained in this prospectus, any prospectus supplement or free writing prospectus or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement or free writing prospectus may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement or free writing prospectus is current only as of the date on the front of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our web site address is www.luminexcorp.com. Please note that our web site address is provided as an inactive textual reference only. The information provided on our web site is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to the securities registered by this registration statement that we may sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates:

Securities and Exchange Commission Fee	$	*
Nasdaq Listing Fee		**
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Miscellaneous		**

Total		**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Article V of the Registrant’s restated certificate of incorporation (the “Certificate”) provides that, except to the extent prohibited by the DGCL, the Registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of their fiduciary duty as directors. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of his or her duty of loyalty to the Registrant or its stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article VI of the Certificate permits indemnification of any director or officer, as well as any employee or agent of the Registrant, or any individual serving in such capacity for another entity at the Registrant’s request, for all expenses, judgments, fines, and amounts paid in settlement so long as he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. However, with respect to any action by or in the right of the Registrant, such a person will be entitled to indemnification only if he or she acted in good faith and in a manner he or she believed to be in, or not opposed to, the Registrant’s best interests and, if he or she is adjudged liable, only to the extent that the Court of Chancery of Delaware finds that he or she is reasonably entitled to indemnification.

Article VI of the Certificate also authorizes the Registrant to assume the defense of an indemnitee in any action, suit, proceeding or investigation in which indemnity is sought. In the event that the Registrant does not assume the defense of an indemnitee, it may advance litigation expenses to an indemnitee prior to the final disposition of an action concerning the indemnitee’s service. The making of such advances is conditioned upon the indemnitee giving the Registrant an undertaking to repay the amount advanced if indemnification ultimately is deemed unavailable.

If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which any person may have under a bylaw, agreement, board or stockholder vote, or otherwise. The indemnification or advancement of expenses provided by Article VI will continue as to a person who ceases to be a director, officer, employee, or agent.

The Certificate also states that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation against any loss, liability, or expense, whether or not the Registrant would have the power to provide indemnification under the DGCL, as the Board of Directors may from time to time determine. The Registrant has obtained directors’ and officers’ liability insurance, the effect of which is to indemnify its directors and officers against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

The Registrant has entered into Indemnification Agreements with each of its directors to give such directors additional contractual assurances regarding the scope of indemnification set forth in the Certificate and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant in which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

Item 16.	Exhibits.

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement
1	.2*	Form of Underwriting Agreement for Debt Securities
3.1		Restated Certificate of Incorporation of the Company (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated by reference herein)
3.2		Amended and Restated Bylaws of the Company (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated by reference herein)
4.1		Rights Agreement dated as of June 20, 2001 between Luminex Corporation and Mellon Investor Services, LLC, as Rights Agent which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (Previously filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated June 21, 2001 and incorporated by reference herein)
4.2		Specimen certificate representing the Company’s common stock (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated by reference herein)
4	.3*	Form of Preferred Stock Certificate and Form of Designation of Preferred Stock
4.4		Form of Indenture
4	.5*	Form of Debt Security
4	.6*	Form of Warrant Agreement
5.1		Opinion of Bass, Berry & Sims PLC
12.1		Statement of computation of consolidated ratio of earnings to fixed charges
23.1		Consent of Independent Registered Public Accounting Firm
23.2		Consent of Independent Registered Public Accounting Firm
23.3		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1		Power of Attorney (included in Part II of this Registration Statement)
25.1		Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that,

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 16, 2008.

LUMINEX CORPORATION

By:	/s/ Patrick J. Balthrop, Sr.
Patrick J. Balthrop, Sr.
President and Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Harriss T. Currie and David S. Reiter (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Balthrop, Sr. Patrick J. Balthrop, Sr.	President and Chief Executive Officer (Principal Executive Officer)	June 16, 2008

/s/ Harriss T. Currie Harriss T. Currie	Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2008

/s/ G. Walter Loewenbaum G. Walter Loewenbaum	Director	June 16, 2008

/s/ Robert J. Cresci Robert J. Cresci	Director	June 16, 2008

/s/ Thomas W. Erickson Thomas W. Erickson	Director	June 16, 2008

/s/ Fred C. Goad, Jr. Fred C. Goad, Jr.	Director	June 16, 2008

/s/ Jay Johnston Jay Johnston	Director	June 16, 2008

/s/ Jim D. Kever Jim D. Kever	Director	June 16, 2008

/s/ Kevin M. McNamara Kevin M. McNamara	Director	June 16, 2008

/s/ J. Stark Thompson J. Stark Thompson	Director	June 16, 2008

/s/ Gerard Vaillant Gerard Vaillant	Director	June 16, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement
1	.2*	Form of Underwriting Agreement for Debt Securities
3.1		Restated Certificate of Incorporation of the Company (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated by reference herein)
3.2		Amended and Restated Bylaws of the Company (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated by reference herein)
4.1		Specimen certificate representing the Company’s common stock (Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317) ), filed February 7, 2000, as amended, and incorporated by reference herein)
4.2		Rights Agreement dated as of June 20, 2001 between Luminex Corporation and Mellon Investor Services, LLC, as Rights Agent which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (Previously filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated June 21, 2001 and incorporated by reference herein)
4	.3*	Form of Preferred Stock Certificate and Form of Designation of Preferred Stock
4.4		Form of Indenture
4	.5*	Form of Debt Security
4	.6*	Form of Warrant Agreement
5.1		Opinion of Bass, Berry & Sims PLC
12.1		Statement of computation of consolidated ratio of earnings to fixed charges
23.1		Consent of Independent Registered Public Accounting Firm
23.2		Consent of Independent Registered Public Accounting Firm
23.3		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1		Power of Attorney (included in Part II of this Registration Statement)
25.1		Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.